THIS DOCUMENT PREPARED BY:

Barry A. Comin
Richmond Breslin LLP
233 South Wacker Drive
Suite 5775
Chicago, Illinois 60606
(312) 568-4377

0625045122

Doc#: 0625045122 Fee: $80.50
Eugene "Gene" Moore RHSP Fee:$10.00
Cook County Recorder of Deeds
Date: 09/07/2006 03:07 PM Pg: 1 of 29



DECLARATION ESTABLISHING COVENANTS, CONDITIONS, RESTRICTIONS AND EASEMENTS

FOR

WILLOW FESTIVAL ANNEX,

NORTHBROOK, ILLINOIS

THIS DECLARATION ESTABLISHING COVENANTS, CONDITIONS, RESTRICTIONS AND EASEMENTS FOR WILLOW FESTIVAL ANNEX, NORTHBROOK, ILLINOIS (**"Declaration"**) is made as of the 3rd day of August, 2006, by **FCL FOUNDERS DRIVE, LLC,** an Illinois limited liability company (**"Declarant"**).

RECITALS:

29

WHEREAS, Declarant, as ground lessee, and Chicago Title Land Trust Company, as Trustee and not personally under a Trust Agreement dated May 31, 2006 and known as Trust No. 1114332, as ground lessor, have entered into that certain Ground Lease dated as of May 31, 2006 (**"Hotel Ground Lease"**); and

WHEREAS, Declarant, as ground lessee, and Chicago Title Land Trust Company, and not personally, as Trustee under a Trust Agreement dated May 31, 2006 and known as Trust No. 1114333, as ground lessor, have entered into that certain Ground Lease dated as of May 31, 2006 (**"Retail Ground Lease"**) (the Hotel Ground Lease and the Retail Ground Lease are hereinafter collectively referred to as the **"Ground Leases"**); and

WHEREAS, pursuant to the Ground Leases, Declarant ground leases certain property situated in the Village of Northbrook, County of Cook, State of Illinois, which is legally described in **Exhibit A** attached hereto and specifically incorporated by reference and depicted in **Exhibit A-1** attached hereto and specifically incorporated by reference (the **"Property"**); and

WHEREAS, the Property and other property is subject to that certain Amended and Restated Declaration Establishing Covenants, Conditions, Restrictions, Easements and Rights for Real Estate Parcels NC-1, EC-1, EC-2 and SE-1 within the Techny Property, Northbrook, Illinois and Providing for

the Techny Property Association dated as of September 15, 2005 and recorded September 19, 2005 as Document No. 0526227126 ("**Master Declaration**"); and

WHEREAS, The Society of the Divine Word and Divine Word Techny Community Corporation (collectively hereinafter referred to as the "**Master Declaration Declarant**"), as declarant under the Master Declaration, provided for, among other things, the establishment of the Techny Property Association ("**Master Association**"); and

WHEREAS, Declarant desires to sublease parts of the Property to various subtenants; and

WHEREAS, Section 2.4 of the Master Declaration provides that, at the discretion of the Master Declaration Declarant, the Declarant, as a ground lessee, may establish an association made up of the subtenants of the Property, upon which said association would become a Class A Member of the Master Association; and

WHEREAS, pursuant to the Ground Leases and by consenting to this Declaration, the Master Declaration Declarant has approved the establishment by Declarant of an association made up of the subtenants of the Property that will become a Class A Member of the Master Association; and

WHEREAS, pursuant to the Ground Leases, Declarant is obligated to construct the Common Areas (as said term is hereinafter defined); and

WHEREAS, Declarant desires to provide for the preservation of the value of the Property for the purposes of: (i) the maintenance, repair and replacement of the Common Areas serving the Property; (ii) the creation of the Association (as hereinafter defined), which shall exercise the rights and perform the obligations of a Class A Member of the Master Association; (iii) declaring easements for the Common Areas; (iv) establishing certain architectural controls and other restrictions governing the use and development of the Property; and (v) the allocation and collection of the costs of the foregoing; and

WHEREAS, Declarant further deems it desirable, for the efficient preservation of the value of the Property, to create an incorporated association for the purpose of carrying out the purposes of this Declaration and for administering and enforcing the covenants and easements created hereunder; and

WHEREAS, Declarant desires and intends that the owners, tenants, mortgagees, occupants and other persons hereafter acquiring any interest in the Property, shall at all times enjoy the benefits, and shall hold their respective interest in the Property, subject to the rights, easements, obligations, privileges and restrictions set forth in the Master Declaration and the Ground Leases and as hereinafter set forth in this Declaration, all of which are declared to be in furtherance of a plan to facilitate the proper administration of the Property and are established for the purpose of enhancing and protecting the value, desirability and attractiveness thereof.

NOW, THEREFORE, Declarant hereby declares that any and all interests in the Property shall be transferred, held, sold, conveyed, used and occupied subject to this Declaration.

ARTICLE I
DEFINITIONS

The following words when used in this Declaration shall have the following meanings:

1.1 **Association**. "Association" shall mean the Willow Festival Annex Property Owners' Association, an Illinois not-for-profit corporation, which shall be a Class A Member of the Master Association (as set forth in Article 3 of the Master Declaration) and a member of the Traffic Management Association, if and to the extent required under Section 9.2 of the Master Declaration.

1.2 **Association Costs**. "Association Costs" shall mean (i) all costs incurred and expenditures made by the Association in accordance with Article IV hereof, and (ii) such reasonable reserves determined to be necessary by the Board of Directors from time to time, including, but not limited to, reserves for anticipated capital costs and extraordinary expenses.

1.3 **Board of Directors or Board**. "Board of Directors" or "Board" shall mean the duly constituted board of directors of the Association, elected from time-to-time in accordance with the Governing Documents, as set forth in Section 3.7 hereof.

1.4 **By-Laws**. "By-Laws" shall mean the by-laws of the Association, as the same are amended from time to time.

1.5 **Class A Member**. "Class A Member" shall mean Declarant, or any Person to whom Declarant has assigned all or a portion of its Class A Member interest, as set forth in Section 3.4 hereof, or any other Person who becomes a Class A Member pursuant to Section 3.4 hereof.

1.6 **Class B Member**. "Class B Member" shall mean each Subtenant of a Subleased Parcel and/or Declarant, as set forth in Section 3.4 hereof.

1.7 **Committee**. "Committee" shall have the meaning ascribed to it in Section 7.1 hereof.

1.8 **Common Areas**. "Common Areas" shall mean all portions of the Property other than the Subleased Parcels, and shall include (a) Parking Areas, (b) Driveways, (c) the Landscaping, (d) the Common Utilities and Systems, (e) the Monuments, and (f) such additional land or easements as may hereafter, from time-to-time, be conveyed or granted to the Association for the common use or benefit of the Property. For purposes of this Declaration, Common Areas shall not include the Master Common Areas and Facilities to be maintained and serviced by the Master Association, if and to the extent any such Master Common Areas and Facilities are located on the Property, as more fully set forth in Section 6.1 of the Master Declaration.

1.9 **Common Utilities and Systems**. "Common Utilities and Systems" shall mean the storm sewers, manholes, ducts, valves, headwalls, retaining walls, erosion controls, restrictors and control devices, lift stations, pumps and other related storm water conveyance and storm water management improvements, equipment and systems contained within the Common Areas or any other locations within or outside the Property; and all other private utility improvements, systems and equipment serving the Property (or portions thereof), which are, from time-to-time, contained within the Common Areas or any other locations within or outside the Property. For purposes of this Declaration, Common Utilities and Systems shall not include the items described in this Section 1.9 that are part of the Master Common Areas and Facilities to be maintained and serviced by the Master Association, if and to the extent any such Common Areas and Facilities are located on the Property as more fully set forth in Section 6.1 of the Master Declaration.

1.10 **Declaration**. "Declaration" shall mean this Declaration Establishing Covenants, Conditions, Restrictions and Easements for Willow Festival Annex, Northbrook, Illinois, as the same may be amended from time to time.

1.11 **Default Rate**. "Default Rate" shall mean the rate per annum equal to the prime rate of interest as published from time to time in the Wall Street Journal, plus two (2%) percent.

1.12 **Driveways**. "Driveways" shall mean the paved drives and parking aisles within the Property, and the underlying road base materials, curbs, gutters, driveway lighting and equipment, directional signs and traffic control signage, traffic control devices, landscaped parkways, sidewalks (other than those around the perimeter of or adjacent to any building and included within the Improvements constructed within a Subleased Parcel), and related improvements.

1.13 **Fee Owner**. "Fee Owner" shall have the meaning ascribed to it in Section 3.4A hereof, but if at any time such Fee Owner is a so-called "Illinois land trust", all of the rights of the Fee Owner may be exercised by the then beneficiary or beneficiaries under the trust agreement creating such land trust.

1.14 **Governing Documents**. "Governing Documents" shall collectively mean and refer to the Articles of Incorporation of the Association, the By-Laws and this Declaration, as the same may from time to time be amended or supplemented.

1.15 **Improvements**. "Improvements" shall mean all buildings and other above and below ground structures and improvements constructed within a Subleased Parcel. The Improvements shall not include any of the Common Areas.

1.16 **Landscaping**. "Landscaping" shall mean, collectively, irrigation equipment and systems, earthen berms, retaining walls, grass and other ground cover, flowers, trees, shrubs, and other vegetation now or hereafter located within the Common Areas. Landscaping shall also include any of the foregoing items listed within the Willow Road Landscaped Area.

1.17 **Master Association**. "Master Association" shall mean the Illinois not-for-profit corporation, and its successors and assigns, initially organized by the Master Declaration Declarant and known by the name "Techny Property Association", or such other name as it may adopt.

1.18 **Master Declaration**. "Master Declaration" shall mean that certain Amended and Restated Declaration Establishing Covenants, Conditions, Restrictions, Easements and Rights for Real Estate Parcels NC-1, EC-1, EC-2 and SE-1 within the Techny Property, Northbrook, Illinois and Providing for the Techny Property Association dated as of September 15, 2005 and recorded September 19, 2005 as Document No. 0526227126 affecting the Techny Property

1.19 **Master Common Areas and Facilities**. "Master Common Areas and Facilities" shall mean the Common Areas and Facilities, as defined in the Master Declaration.

1.20 **Member**. "Member" shall mean each Class A Member and each Class B Member. There are two classes of Members, as provided for in Section 3.4 hereof.

1.21 **Member's Proportionate Share**. "Member's Proportionate Share" shall mean each Class B Member's share of the Association Costs determined in accordance with the provisions of Section 5.1 hereof.

1.22 **Monuments**. "Monuments" shall mean the entrance signs and logos identifying the Property, the structures upon which they are constructed or to which they are affixed, and any associated lighting.

1.23 **Mortgagee**. "Mortgagee" shall mean any Person who holds a recorded mortgage lien, deed of trust or other security interest in any Subleased Parcel or portion thereof or interest therein, created to secure a bona fide indebtedness, regardless of whether the lien or security interest encumbers fee title to said Subleased Parcel or any leasehold or other subordinate estate.

1.24 **New Ground Lessee**. "New Ground Lessee" shall have the meaning ascribed to it in Section 3.4A hereof.

1.25 **Occupant**. "Occupant" shall mean any Person from time to time entitled to the use or occupancy of any portion of a Subleased Parcel (or the Improvements thereon) under any lease, sublease, easement, license, concession or other similar agreement with a Subtenant.

1.26 **Parking Areas**. "Parking Areas" shall mean the paved areas within the Property for parking authorized motorized vehicles and bicycles, and the underlying road base materials, curbs, gutters, parking lot lighting and equipment, signage, landscaped parkways or islands, sidewalks (other than those around the perimeter of or adjacent to any building and included within the Improvements constructed within a Subleased Parcel), and related improvements, excluding any multi-level parking structures, which shall be maintained by the Declarant or the Subtenant constructing any such structures.

1.27 **Person**. "Person" shall mean any one or more individuals, partnerships, limited liability companies, firms, associations, corporations, trusts, units of government, administrative tribunals or any other form of business or legal entity.

1.28 **Property**. "Property" shall mean the real estate located within the Village of Northbrook, Cook County, Illinois legally described on **Exhibit A** attached hereto.

1.29 **Rules and Regulations**. "Rules and Regulations" shall mean and refer to the rules and regulations of the Association enacted by the Voting Members from time to time.

1.30 **Sublease**. "Sublease" shall mean any instrument or agreement under which Declarant ground subleases a Subleased Parcel to a Subtenant.

1.31 **Subleased Parcel**. "Subleased Parcel" shall mean each specifically legally described portion or tract of the Property which is the subject of a Sublease from Declarant (or the ground lessee holding a leasehold estate thereto pursuant to a Ground Lease, if different) to a Subtenant.

1.32 **Subtenant**. "Subtenant" shall mean any subtenant pursuant to a Sublease with Declarant for a Subleased Parcel.

1.33 **Techny Property**. "Techny Property" shall mean all of the property subject to the Master Declaration, as it may be amended from time to time, which includes the Property and other property.

1.34 **Village**. "Village" shall mean the Village of Northbrook, Illinois, an Illinois municipal corporation.

1.35 **Votes**. "Votes" shall mean the votes entitled to be cast at any regular or special meeting of the Members. As set forth in Section 3.5, the Class A Member(s) shall be the only Member(s) entitled to vote.

1.36 **Voting Member; Voting Member(s)**. "Voting Member" and "Voting Member(s)" shall mean all such Persons entitled to vote at a meeting of the Association as provided for in Section 3.5 hereof. As set forth in Section 3.5, the Class A Member(s) shall be the sole Voting Member(s).

1.37 **Willow Road Landscaped Area**. "Willow Road Landscaped Area" shall mean those portions of the Property that are subject to the Special Perimeter Landscaping Requirements of paragraph 1 of Section 8-604 C of the Techny Overlay District portions of the Village Zoning Code within 185 feet of the center line of Willow Road.

ARTICLE II
COMMON AREAS

2.1 **Care of Common Areas**. The Association shall be responsible for the care, maintenance, repair and replacement of the Common Areas in accordance with Sections 3.2 and 4.1 hereof.

2.2 **Use of Common Areas**. Each Subtenant and Occupant shall have the benefit of an appurtenant non-exclusive easement of use with respect to the Common Areas and the Master Common Areas and Facilities as set forth in Section 6.3 of the Master Declaration, subject however to the restrictions and conditions set forth in the Master Declaration, this Declaration and the Rules and Regulations. Notwithstanding the foregoing, no Person shall obstruct any of the Common Areas or Master Common Areas and Facilities. The non-exclusive easement of use with respect to the Common Areas shall include, but not be limited to, an easement for ingress and egress to and from each Subleased Parcel on, across and upon the Driveways, an easement for parking on, over and across the Parking Areas, an easement for signage on the Monuments, and an easement on, under, across, in and upon the Common Areas for utility lines and services to the extent that any water, gas, telephone, electric or other similar utility or service improvements are needed and do not constitute part of the Common Utilities and Systems.

2.3 **Damage to Common Areas**. No Subtenant or Occupant, by either act or omission, shall do or refrain from doing any act, the effect of which will damage or impair the function, appearance or condition of any of the Common Areas or the Master Common Areas and Facilities. If an extraordinary expense is incurred by the Association for the replacement, repair or maintenance of any of the Common Areas or Master Common Areas as a result of the act or omission of a Subtenant or its Occupants, agents, licensees, invitees, contractors, sub-contractors or employees, such expense shall be due and payable by that Subtenant within thirty (30) days of written demand therefor from the Declarant or the Association, as the case may be, the unpaid portion of which shall accrue interest at the Default Rate and shall be a lien upon the Subtenant's Subleased Parcel, enforceable in accordance with the provisions of this Declaration.

ARTICLE III
CREATION OF ASSOCIATION, ADMINISTRATION,
MEMBERSHIP AND VOTING RIGHTS

3.1 **General.** The Association is a not-for-profit corporation duly formed and existing under the laws of the State of Illinois, and is charged with the duties and vested with the powers prescribed by this Declaration. The By-Laws shall not be amended or otherwise changed or interpreted so as to be inconsistent with this Declaration.

3.2 **Duties and Powers of the Association.** In addition to the duties and powers enumerated elsewhere herein, and without limiting the generalities thereof, the Association shall:

A. Maintain or cause to be maintained in a neat, safe, sanitary and orderly condition, and in good order and repair, all of the Common Areas;

B. Levy and collect assessments to provide such funds as may be required from time to time for such purposes, and shall have and possess all such powers as shall be necessary or appropriate for the accomplishment of such duties and functions;

C. Exercise all rights and perform all duties required of a Class A Member of the Master Association, as more fully set forth in Article 3 of the Master Declaration (such rights and duties include, but are not limited to, voting and payment of any and all assessments levied against the Property by the Master Association);

D. Exercise all rights and perform all duties required of a Class A Member of the Master Association, as it pertains to membership in the Traffic Management Association, if and to the extent required under Section 9.2 of the Master Declaration;

E. Establish and maintain working capital and contingency funds, and establish and collect reserves, in such amounts as may be reasonably determined by the Board of Directors from time-to-time;

F. Insure the Common Areas against casualties and liabilities; and

G. Open bank accounts, contract for legal and accounting services, employ such contractors as reasonably necessary to perform the duties of the Association, and otherwise do that which is necessary to protect or defend the Association and the Common Areas from loss or damage, by suit or otherwise, and pay the costs of the foregoing from assessments.

3.3 **Funds.** All funds collected by the Association shall be held and expended for the purposes designated herein and in the Governing Documents. All such funds shall be deemed to be held for the benefit, use and account of the Association and shall not be commingled with the funds of the Declarant or any other Person.

3.4 **Membership.** The Association shall have two (2) classes of Members:

A. Class A: The Class A Member shall initially be the Declarant, which shall be entitled to the sole Vote in the Association. It is understood that the Declarant may transfer, assign or relinquish all or part of its right, title and interest, and the powers inuring pursuant to its Class A membership hereunder, which assignment shall become effective upon the delivery of the instrument of assignment to the Association. Said assignment or assignments shall only be

made (i) to a Person who is a successor ground lessee under one or both of the Ground Leases, or (ii) to the owner of the underlying fee estate under one or both of the Ground Leases, and in either of the foregoing cases, shall be assigned in proportion to the respective acreage contained in the Hotel Ground Lease and the Retail Ground Lease or in the underlying fee estate as to which such fee owner becomes the assignee. For purposes of this Section 3.4A, the conveyance by the Declarant of its interest in any or all of the Property to a different entity which holds legal title for the benefit of the Declarant or in which the Declarant is the controlling party, or to a partnership of which Declarant owns a 33% or greater partnership interest, or to a corporation of which Declarant owns 33% or more of the common stock, or to a limited liability company of which Declarant own 33% or more share of the membership interests, shall not constitute a transfer by Declarant. Notwithstanding anything to the contrary contained in this Declaration, in the event that one or both of the Ground Leases are terminated, the owner of the fee interest in the Property that is the subject of the terminated Ground Lease (said owner is hereinafter referred to as the **"Fee Owner"**) shall automatically become a Class A Member for the period of time commencing on the date that the Ground Lease is terminated and ending on the day that the Fee Owner enters into a new or replacement ground lease and assigns its Class A Member interest to the new ground lessee (the **"New Ground Lessee"**). Upon such assignment, the New Ground Lessee shall become a Class A Member.

B. Class B: The Class B Members shall be such Persons as, from time to time, are Subtenants, and Declarant, with respect to all portions of the Property that are not, as of the date when the Class B Members and their Member's Proportionate Shares are being determined, subleased to a Subtenant. No Person who is a holder of any interest in the Property merely as security for the performance of an obligation shall be a Member. A Subtenant's membership in the Association shall automatically terminate upon the expiration or termination of the Sublease of its Subleased Parcel, at which time Declarant, as sublandlord, shall automatically succeed in interest to Subtenant as a Class B Member, provided, however, said termination shall not affect any obligations of said Subtenant as a Class B Member which accrued prior to said termination. No Class B Member shall be entitled to have any right or power to disclaim, terminate or withdraw from its membership in the Association or from any of its obligations as a Member. Class B Members shall have the right to receive notice of and to attend and audit all meetings of the Voting Members and the Board, but shall have no right to vote with respect to any issue that comes before any such meeting, to execute any written consent of the Voting Members without a meeting, or unless otherwise approved by the Board, to participate in any proceedings or deliberations conducted at any meeting of the Voting Members. Each Class B Member shall, however, have the right to receive all other notices and communications from the Association to the Voting Members, including copies of all proposed and final budgets, financial statements and such additional information as such Class B Members may from time to time request, and to designate a representative to attend and audit any and all meetings of the Voting Members and Board.

3.5 **Voting Rights.** The sole Voting Member(s) and all 100% of the Votes in the Association shall vest in the Declarant or any Person(s) to whom Declarant has assigned all or a portion of its Class A Member interest, as permitted or required under Section 3.4A, or any other Person who becomes a Class A Member pursuant to Section 3.4A.

3.6 **Meetings.**

A. General. Meetings of the Voting Member(s) shall be held at the Property or at such other place in the State of Illinois, as may be designated by any Class A Member in any written notice of a meeting. The presence in person or by proxy at any meeting of Voting

Member(s) having more than thirty (30%) of the Votes shall constitute a quorum. Except as otherwise provided in the Governing Documents, all actions taken by the Class A Member(s) shall be taken or decided by a majority of the Votes held by the Voting Member(s) in attendance at meeting at which there is a quorum. All notices of meetings shall be delivered to each Member in accordance with Section 3.6D.

B. Annual Meeting. The initial meeting of the Association, if not previously held, shall be held within ninety (90) days after the date hereof. Thereafter, there shall be an annual meeting of the Association during each calendar year at such reasonable time and date as may be designated by written notice of the Board of Directors given to each Member and to the Fee Owner not less than thirty (30) days prior to the date fixed for such meeting; which shall be held during the fourth quarter of each calendar year.

C. Special Meetings. Special meetings of the Association may be called at any time for the purpose of considering matters which, by the terms of this Declaration, require the approval of the Voting Member(s), or for any other purpose. Said meetings shall be called by written notice authorized by the Board of Directors, or by Voting Member(s) having at least thirty (30%) percent of the Votes and given to each Member and to the Fee Owner not less than fourteen (14) days, or such longer period as may be specifically required by this Declaration with respect to the subject matter of such meeting, prior to the date fixed for said meeting. The notices shall specify the date, time and place of the meeting and the matters to be considered.

D. Notices of Meetings. All notices delivered pursuant to this Section 3.6 may be delivered either personally or by mail addressed to each Member at the address given by such Member to the Board of Directors for the purpose of service of such notice, or to the address of the Subtenant, if no address has been given to the Board of Directors. A notice shall be deemed given upon the date it is either personally delivered or three (3) days after mailing.

3.7 **Board of Directors.**

A. General. At the initial meeting of the Association, and at each annual meeting thereafter, a Board of Directors consisting of three (3) members shall be elected by a majority of the Votes held by the Voting Members in attendance at a meeting at which there is a quorum. Subject to the provisions of Section 3.7B, each member of the Board of Directors shall serve a term of one year.

B. Vacancies. Any vacancy on the Board of Directors may be filled by a majority of the Votes held by the Voting Member(s) in attendance at a meeting at which there is a quorum.

C. Removal. At any annual or special meeting of the Association duly called, any member of the Board of Directors may be removed with or without cause by a majority of the Votes held by the Voting Member(s) in attendance at a meeting at which there is a quorum, and a successor may then and there be elected to fill the vacancy thus created.

D. Exercise of Powers and Duties Prior to Election of Board of Directors. Until the first Board of Directors is elected pursuant to this Section 3.7, the Declarant shall have and exercise the powers and duties of the Board of Directors.

E. Powers and Duties of the Board of Directors. The Board of Directors shall have the powers and duties necessary for the management and administration of the affairs of the

Association. The Board of Directors' powers and duties shall be as prescribed by law and by the Governing Documents.

F. Rules and Regulations. Subject to the rules and regulations of the Master Association, as set forth in Section 3.9 of the Master Declaration, the Board of Directors shall also have the power to adopt, amend and repeal Rules and Regulations so long as they do not conflict with the provisions of the Ground Leases or the Subleases (or any replacements therefor). The Rules and Regulations shall govern such matters in furtherance of the purposes of the Association, and may be applicable to the use of the Common Areas by any Person. The Rules and Regulations may not discriminate among Subtenants and shall not be inconsistent with the Governing Documents or the rules and regulations of the Master Association. A copy of the Rules and Regulations, as they may from time to time be adopted, shall be mailed or otherwise delivered to the Subtenants and to the Fee Owner. Upon mailing or delivery, the Rules and Regulations shall have the same force and effect as if they were set forth in and were part of this Declaration. In the event of any conflict between any such Rules and Regulations and any provisions of the Governing Documents, the provisions of the Rules and Regulations shall be deemed to be superseded by the provisions of the Governing Documents, to the extent of any such inconsistency. The Board of Directors shall enforce the Rules and Regulations, or cause same to be enforced by agents or contractors.

ARTICLE IV
ASSOCIATION COSTS

4.1 **Maintenance Obligations.** The Association shall insure, maintain, repair, replace and renew, or cause to be maintained, repaired, replaced or renewed, all of the Common Areas, in a clean, sightly, safe, neat, orderly and first-class condition. Such maintenance may include, but not be limited to, the following:

A. The mowing, watering, fertilizing, weeding, cleaning, replanting and replacing of the Landscaping; the spraying for insects; and all other maintenance necessary to keep the Landscaping in a safe, well-kept, healthy and reasonably attractive condition;

B. The care, maintenance, repair and replacement of the Driveways, Parking Areas, Common Utilities and Systems and the Monuments; and

C. All other care, maintenance, repair and replacement of the Common Areas as shall be required to keep same in a clean, sightly, safe and first class condition, as determined by the Board of Directors in its reasonable discretion, or as required by the Master Association pursuant to the terms of the Master Declaration.

4.2 **Other Obligations.** In addition to the various obligations set forth in Section 4.1 hereof, the Association shall have the responsibility and obligation to perform the following:

A. Obtaining such public liability, casualty and other insurance as may be appropriate to protect the Association and the Subtenants in connection with the Association's and the Subtenants' use of the Common Areas;

B. Pay all costs and expenses of operating the Association, including, but not limited to, any and all assessments levied against the Property by the Master Association pursuant to the terms of the Master Declaration, annual filing fees, real estate taxes on all of the Common

Areas, other taxes charged against the property of the Association, professional fees, management fees, and other costs of operation.

4.3 **Access to Subleased Parcels.** The Declarant or the Board of Directors, and the Association's contractors, as the case may be, may, at their discretion, at reasonable times upon not less than 24 hours notice to the applicable Subtenant (except in the case of an emergency), enter upon any Subleased Parcel for the purpose of performing such maintenance, repairs and replacements of the Common Areas in accordance with this Declaration.

4.4 **Rights of the Village to Access and Maintain.**

A. Access Rights. An irrevocable license and easement is hereby granted to the Village and its police, fire, water, health, public works, engineering and other authorized officials, employees, contractors and consultants and vehicles and equipment of the Village, to go upon the Common Areas at any time and from time to time for the purpose of performing their official duties and for the purpose of enforcing any and all applicable Governmental Regulations, as said term is defined in the Master Declaration. In addition, officials and employees of the Village, and its duly authorized contractors and consultants, are hereby granted an easement to be exercised in the manner hereinafter provided to enter upon, on and over any portion of the Property, including the Common Areas, (a) for the purposes of repairing and maintaining the Common Utilities and Systems, any public utilities dedicated to or otherwise owned by the Village, and any other Improvements located within the Landscaped Areas, and (b) for the purposes of assuring the same are otherwise maintained in accordance with the provisions of this Declaration.

B. Prior Notice and Demand to Association Generally Required. To the extent the Association fails to perform its obligations under this Declaration or in the event of any emergency situations, the Village shall have the right, but not the obligation, to serve written notice upon the Association setting forth the manner in which the Association has failed to comply with its obligations under this Declaration. Any such notice shall include a demand that such deficiency be cured within 30 days from the date such notice is received by the Association. If such deficiency has not been cured within such 30 days or any extension of time granted by the Village Manager, the Village may exercise its rights under this Declaration to enter any port of the Property, including the Common Areas, and to perform such maintenance or repair as is required to satisfy applicable Governmental Regulations and the terms and provisions of this Declaration. The Association shall reimburse the Village for all expenses incurred by the Village in performing such maintenance or repair where the same relates to any Common Areas. If the Association fails to reimburse the Village in full for all such expenses incurred within 30 days after receipt of a statement from the Village detailing such expenses, then the portion of such expenses not so reimbursed, together with interest and all reasonable costs or collection, including attorneys' fees, shall be assessed against all of the Class B Members based on each Class B Member's Share of the Association Costs, and each Member's Share of such expenses, interest and costs shall become a lien upon such Class B Member's Interest in its Subleased Parcel. Such Lien may be enforceable by an action to foreclose such lien in the same manner as is provided in the Illinois Mortgage Foreclosure Act for foreclosure of the lien of a mortgage or deed of trust on real property.

C. Rights of Village to be Exercised in Village's Discretion. The rights of the Village herein granted are for the Village's benefit but the Village shall be under no obligation to exercise the rights herein granted except as it shall determine to be in its best interest. No failure to exercise any right herein granted to the Village shall be construed as a waiver of that or any other rights.

4.5 **HP Willow Easement Agreement**. Notwithstanding anything to the contrary contained herein, Declarant has agreed to enter into a Storm Water Easement Agreement with HP Willow LLC, an Illinois limited liability company ("**HP Willow**"), the ground lessee under that certain Amended and Restated Ground Lease dated as of September 15, 2005, pertaining to the approximately 48 acre parcel adjacent to the Property and commonly known as "**Willow Festival**" (said agreement is hereinafter referred to as the "**HP Willow Easement Agreement**"). Pursuant to the HP Willow Easement Agreement, Declarant will grant HP Willow, its subtenants and their respective successors and assigns (hereinafter collectively referred to as the "**HP Willow Grantees**") a perpetual, non-exclusive, appurtenant easement for storm water detention/retention and drainage purposes on, over and across a portion of the Common Areas, and the HP Willow Grantees will be obligated to pay the prorata share of the Willow Festival Parcel's costs associated with the maintenance of the storm water detention/retention basins located on said portion of the Common Areas, all as provided in the HP Willow Easement Agreement (said costs are hereinafter collectively referred to as the "**HP Willow Costs**"). All Class B Members of the Association acknowledge and agree that Declarant shall have the right to enter into the HP Willow Easement Agreement, and further acknowledge and agree that their respective Member's Proportionate Shares of the Association Costs shall be reduced, in the aggregate, by the amount of the HP Willow Costs paid by the HP Willow Grantees.

ARTICLE V
ASSESSMENTS

5.1 **Member's Proportionate Share of Costs.** All Class B Members of the Association shall be responsible for and by entering into a Sublease do hereby agree to pay their respective Member's Proportionate Share of Association Costs. As of the date hereof, the respective Member's Proportionate Share for each Class B Member is as set forth on **Exhibit B** attached hereto and incorporated by reference. Such Member's Proportionate Shares are subject to being modified as and when Declarant enters into a Sublease for all or any portion of the Property to which such interest as a Class B Member is demised and as and when, if ever, any Subleased Parcel is further subdivided by Declarant or the ground lessee under any Ground Lease or if there is no Ground Lease for a portion of the Property by the Fee Owner thereof.

5.2 **Liability for Payment.** All assessments shall be used for Association Costs and for such other uses not inconsistent with the purposes of this Declaration as the Association, or the Declarant prior to the formation of the Association, shall direct, and shall be the obligation of each Class B Member.

5.3 **Property Lien.** All unpaid assessments and charges imposed on a Subtenant pursuant to this Declaration, together with interest thereon as provided in Section 5.5, and the costs of collection, if any (including reasonable attorneys' fees and costs) shall constitute a judicially enforceable lien against the Class B Member's leasehold interest in the Property and on any Improvements owned by such Class B Member and located on the Subleased Parcel in which such Class B Member's leasehold interest exists.

5.4 **Amount of Assessment.** The initial annual assessment and all other assessments, until such time as the Association shall be formed, shall be fixed by the Declarant in its reasonable discretion, and after formation of the Association shall be fixed by the Board of Directors, giving due consideration to the actual Association Costs and other costs of operation for the prior twelve (12) month period or, if no records exist for such period, the reasonable estimated Association Costs, for the next succeeding twelve (12) month period. All assessments shall be payable to the Declarant, or after its formation, to the Association. If required, such initial annual assessment shall be prorated for the period commencing with the date the Association or the Declarant becomes obligated to perform maintenance to the end of its then

current fiscal year. Commencing with the next fiscal year and for each year thereafter, the Board of Directors shall estimate in writing the anticipated Association Costs, including a line item budget, and the same shall be assessed against each Class B Member in accordance with each such Member's Proportionate Share and paid in advance by each Class B Member not more frequently than quarterly, unless the Board of Directors shall otherwise direct. Such estimate shall take into consideration the cost of or reserves for any contemplated repair, replacement or renewal. If the assessments levied, paid or collected prove inadequate for any reason (including non-payment of any Class B Member's assessment) or fail to provide funds reasonably estimated to be required for the remainder of the Association's fiscal year, then the Board of Directors may change the total assessments payable hereunder for such fiscal year by giving written notice thereof (together with a revised estimate and budget) to each Member and the Fee Owner, not less than thirty (30) days prior to the effective date of the revised assessment. Within ninety (90) days of the end of each year the Board of Directors shall deliver to each Class B Member and the Fee Owner a statement of actual costs for the prior year along with a reconciliation of estimated assessments with actual costs and reserves. The Board of Directors shall have the power to levy additional or special assessments as it deems reasonably necessary to carry out this Declaration. Each Member's Proportionate Share of the assessments shall be computed in accordance with Section 5.1 hereof. Any Member shall have the right to examine the Association's records relative to any assessment during normal business hours upon reasonable prior notice; provided that said Member bears all costs of said examination. All assessments shall be prorated as of the execution date of the Subtenant's Sublease.

5.5 **Non-Payment of Assessment**. Any assessments which are not paid when due shall be delinquent. If the assessment is not paid within thirty (30) days after delivery of a written notice requiring payment of the same, the assessment or charge shall bear interest at the Default Rate from the date such written notice was delivered, and the Association may, at its option, bring an action at law against the Member personally obligated to pay the Assessment, may foreclose the lien provided for in Section 5.3, or may exercise any other rights or remedies the Association may have at law or in equity, and the interest, together with all actual out-of-pocket costs and expenses (including reasonable attorneys fees) incurred by the Association in connection with any such action, shall be added to the amount of such assessment and to any judgment or decree therefor. The lien provided for under Section 5.3 shall secure the payment of the assessment or charge, interest thereon and the aforesaid costs, expenses and reasonable attorneys' fees. No Class B Member may waive or otherwise avoid liability for any assessment or charges as provided for herein by non-use or abandonment of its leasehold or subleasehold estate in the Property or Subleased Parcel.

ARTICLE VI
RESERVATIONS IN FAVOR OF DECLARANT

6.1 **Reservations.** In addition to any other rights reserved to Declarant under this Declaration and notwithstanding any other provisions of this Declaration, Declarant reserves unto itself and its successors and assigns the following rights and privileges, as appurtenant to any portion of the Property that is not the subject of any Sublease at the time of the exercise of these reservations, for a period of twenty (20) years from the date this Declaration is recorded, after which time said rights and privileges shall be automatically extended for successive periods of five (5) years unless earlier terminated by Declarant:

A. The right to further divide or re-divide and enter into Subleases for any part of the Property not then the subject of any Sublease or to consolidate any previously divided portions;

B. The right at any time to make other properties now or hereinafter ground leased by Declarant and contiguous to the Property as described in the attached **Exhibit A** subject to this Declaration by executing an instrument in writing expressly extending the application of this Declaration to such other properties and by recording the same in the Office of the Recorder of Cook County, Illinois. Upon such recordation, whenever thereafter in construing this Declaration reference is made to the "Property," said term shall mean and include not only the Property described in **Exhibit A** hereto, but also such additional properties;

C. The right to dedicate any Driveways or Common Areas to the Village or other governmental authority, but only with the consent of the then ground lessor under the Ground Leases or the Fee Owner; and

D. The right to divide or re-divide any Subleased Parcel or consolidate any Subleased Parcel with another Subleased Parcel (so long as such division, re-division or consolidation does not affect any Subleased Parcel that is then subject to a Sublease to a Subtenant unless such Subtenant consents thereto).

ARTICLE VII
ARCHITECTURAL CONTROLS

7.1 **Architectural Control Committee.** There shall be an Architectural Control Committee (hereinafter referred to as the "**Committee**") comprised of three (3) Persons appointed by the Board of Directors, any or all of which Committee members may also be members of the Board. No member of the Committee shall be entitled to any salary for serving thereon, but reasonable fees may be paid to any consultants for services rendered to the Committee.

7.2 **Approval.**

A. No Improvements, sign, fence, wall or any other structure, nor any landscaping, (including, but not limited to, grading, seeding, sodding or planting) or lighting shall be commenced, erected or maintained upon any or all of the Property, nor shall any change or alteration to the exterior of any Improvements affecting the portion of the Property on which the Improvements, change or alteration is intended to be made (the "**Applicable Ground Lease**"), be made, until the plans and specifications, including, but not limited to, architectural and engineering, showing the nature, kind, shape, height, materials, color and location of the same, shall have been submitted to and approved in writing by the Committee and by the ground lessor under the Applicable Ground Lease (or the Fee Owner if there is no Applicable Ground Lease). It is understood that the Committee intends to have all plans and specifications submitted for approval to licensed engineers and architects selected by the Committee. It is understood that all costs and fees incurred by the Committee in conjunction with such plan review, including any fees of any engineers or architects engaged by the ground lessor under the Applicable Ground Lease (or the Fee Owner if there is no Applicable Ground Lease), shall be paid by the Person submitting said plans for approval.

B. The Committee or the ground lessor under the Applicable Ground (or the Fee Owner if there is no Applicable Ground Lease) Lease shall have the right to disapprove plans, specifications or details submitted to it in the event the same are not in accordance with the Declaration or if they are contrary to the best interests of the Property or other Subtenants, as determined by the Committee or the ground lessor under the Applicable Ground Lease (or the Fee Owner if there is no Applicable Ground Lease) in its discretion. In this connection the

Committee or the ground lessor under the Applicable Ground Lease (or the Fee Owner if there is no Applicable Ground Lease) may base its approval or disapproval on, among other things: (i) the adequacy of site dimensions, (ii) conformity and harmony of external design with neighboring structures, (iii) the effect of location and use of proposed Improvements on neighboring sites and the types of operations and uses thereof, (iv) the relation of topography, grade and finish ground elevation of the Subleased Parcel being improved to that of neighboring sites, (v) proper facing of main elevation with respect to nearby streets, (vi) the adequacy of screening of mechanical, air conditioning or other rooftop installations, and (vii) the conformity of the plans and specifications to the purpose and general plan and intent of this Declaration, and in the case of the approval or disapproval by the ground lessor under the Applicable Ground Lease (or the Fee Owner if there is no Applicable Ground Lease), to the Master Declaration, or as otherwise provided in the Applicable Ground Lease. No plans shall be approved which do not provide for the underground installation of all utilities from the lot lines to buildings. No plans or specifications shall be approved which do not provide for safety or any other control as set forth by local, state, federal or other governmental agencies. The decision of the Committee shall be final, but the Committee shall not arbitrarily or unreasonably withhold its approval of such plans and specifications.

C. The Committee shall approve or disapprove such plans and specifications within thirty (30) days after they have been submitted. However, during said 30-day period of time, it may be determined by the Committee that an additional period of time will be necessary to approve or disapprove any plans submitted, and in that regard the Committee may notify the Person submitting the plans for approval that an additional thirty (30) days time is required. In the event that the Committee, the ground lessee under the Applicable Ground Lease or the Fee Owner, as the case my be, fails to respond to a request to approve such plans and specifications, within thirty (30) days, or sixty (60) days, as the case may be, after the plans and specifications have been submitted to it for approval, said plans and specifications shall be deemed approved by the Committee, the ground lessee under the Applicable Ground Lease or the Fee Owner, as the case my be.

7.3 **Limitation of Liability**. Neither the Committee, the Board of Directors, the Association nor any Fee Owner shall be liable, in damages or otherwise, to anyone submitting plans and specifications for approval, or to any Subtenant affected by this Declaration, by reason of mistake of judgment, negligence, or nonfeasance arising out of or in connection with the approval or disapproval or failure to approve or to disapprove any plans and specifications. Every person who submits plans to the Committee for approval agrees, by submission of such plans, and every Subtenant, Occupant and Mortgagee of any of the Subleased Parcels agrees, by acquiring title thereto or an interest therein, that it will not bring any action or suit against the Committee or any member of the Committee, to recover damages.

ARTICLE VIII
PROVISIONS GOVERNING IMPROVEMENTS AND MAINTENANCE

8.1 **Maintenance of Private Storm Water Detention Facilities**. Subject to approval by the Committee in accordance with Article VII, a Subtenant may, from time to time, with the consent of Declarant and the ground lessor under the Applicable Ground Lease (or the Fee Owner if there is no Applicable Ground Lease) designate or set aside by recorded plat, easement or other written instrument, areas within its Subleased Parcel for the purpose of providing areas for additional storm water detention or retention, and facilities and improvements related thereto, and the responsibility for their maintenance and repair, including the cost thereof, shall be that of the Subtenant upon whose Subleased Parcel such private storm water areas or facilities are located. Such private storm water management facilities shall not constitute Common Areas.

8.2 **Lighting.** As set forth in Section 3.9 of the Master Declaration, all building-mounted or free-standing lighting of any kind (other than street lighting within the right of way of any adjacent public road) to be constructed of a type or shielded by landscaping or other means so as not to allow the light from exterior lighting to "spill over" onto or illuminate any adjacent property not subject to this Declaration.

8.3 **Excavation.** No excavation shall be made except in connection with construction of an Improvement permitted under the provisions of the Applicable Ground Lease or Sublease, and upon completion thereof exposed openings shall be backfilled and disturbed ground shall be graded.

8.4 **Waste Disposal.** As required in Section 9.1 of the Master Declaration, all rubbish, trash, and garbage generated from the use or occupancy of a Subleased Parcel shall be temporarily stored on each Subleased Parcel in enclosed rubbish or trash receptacles contained within a fenced or walled enclosure or otherwise screened so as not to be visible from any neighboring Subleased Parcel or property, any Driveways or public roads and shall be regularly removed from the Subleased Parcel and shall not be allowed to accumulate thereon. In addition to the foregoing, all rubbish shall be stored and removed in accordance with any more specific rules and regulations adopted by the Board of Directors of the Association or the Master Association.

8.5 **Abandonment.** The Declarant or the Association, as the case may be, may, at their discretion, enter upon any Subleased Parcel that has been abandoned for the purpose of performing such maintenance as may be necessary to prevent the exterior of any building and grounds from deteriorating, becoming unsightly or otherwise detracting from the appearance and general character of the Property within thirty (30) days of such abandonment. Any expense incurred by the Declarant or the Association, as the case may be, hereunder shall be charged against the property abandoned and it shall be the obligation of the Subtenant or Occupant to pay such expense to the Declarant or the Association upon written demand for payment.

8.6 **Maintenance of Subleased Parcels.** Each Subtenant shall keep its Improvements, landscaping and appurtenances thereon in a safe, clean, maintained, neat, wholesome condition, and shall comply in all respects with all governmental statutes, ordinances, regulations, health and police and fire requirements and the Master Declaration.

8.7 **Improper Conduct.** As set forth in Section 9.1 of the Master Declaration, no nuisance, noxious, offensive or illegal activity shall be or permitted to be carried on by any Member on such Member's Subleased Parcel or anywhere else on the Property.

8.8 **Construction.** Any and all construction on a Subleased Parcel shall be commenced and diligently pursued and shall not remain in partly finished condition any longer than is reasonably necessary for completion thereof. The Subtenant of a Subleased Parcel upon which Improvements are being constructed shall at all times keep the adjacent streets and any Driveways within the Property being utilized by such Subtenant in connection with said construction, as well as its Subleased Parcel, free from any dirt, mud, garbage, trash or other debris which might be occasioned by such construction and/or improvements. In the event a Subtenant does not commence construction of Improvements within nine (9) months of the date of the execution of the Sublease with Subtenant, such Subtenant shall landscape the Subleased Parcel with no less than an appropriate ground cover, such as grass or sod, and otherwise in a condition conforming to any applicable Governmental Regulations, thereafter maintain such ground cover in a clean, neat and such condition keeping same mowed and otherwise in a condition conforming to any applicable Governmental Regulations until the commencement of construction of such Improvements.

The aforesaid nine (9) month period may be extended with the written approval of the Declarant or the Association, as the case may be.

8.9 **Declarant, Association and Fee Owner Not Responsible for Code Enforcement.** Nothing contained in this Declaration shall be construed in any way so as to, is not intended to, and does not in any way (a) modify or otherwise supersede any Governmental Regulations of the Village or any other Governmental Authority that are applicable to the Property, all of which Governmental Regulations constitute the minimum standards for development that shall be fully adhered to by all Class B Members in the development of their Subleased Parcels or the construction of any Improvements on any Subleased Parcel or other portion of the Property, or (b) make or hold Declarant, the Association or Fee Owner liable for damages to any Class B Member, Occupant or any other Person by reason of a failure of any Improvements constructed by a Class B Member to comply with any applicable Governmental Regulations, including, without limitation, the Village's zoning ordinances or building codes.

8.10 **Temporary Structures.** No temporary buildings, structures or occupied trailers, shall be permitted on a Subleased Parcel. Temporary structures will be permitted only in conjunction with construction of permanent Improvements provided that they are located as inconspicuously as possible and are completely removed promptly after completion of construction.

ARTICLE IX
GENERAL PROVISIONS

9.1 **Term.** The easements, covenants and restrictions of this Declaration shall run with, be appurtenant to and bind the Property, and shall be binding on, inure to the benefit of and be enforceable by Declarant, any of the Subtenants, or the ground lessor under the Applicable Ground Leases (or the Fee Owner if there is no Applicable Ground Lease) and their respective legal representative, heirs, successors and assigns, for a term of thirty (30) years from the date this Declaration is recorded, after which time said easements, covenants and restrictions shall be automatically extended for successive periods of five (5) years unless terminated or modified as provided in Section 9.2 hereof.

9.2 **Termination and Modification.** This Declaration may be modified and amended only upon the written consent of the Class A Members holding at least seventy five percent (75%) of the Votes. No such termination, extension, modification, or amendment shall be effective until a proper instrument in writing has been executed and acknowledged and recorded in the Office of the Recorder of Deeds of Cook County, Illinois, and a copy of same delivered to each Class B Member.

9.3 **Consent of Master Declaration Declarant.** Any amendment or modification of this Declaration concerning: (i) the maintenance, repair and replacement of the Common Areas serving the Property; (ii) the provisions of Article VII, this Section 9.3 and Section 9.5 of this Declaration; (iii) the Association or Declarant's exercise of rights and performance of obligations as a member of the Master Association; and (iv) the easements for the Common Areas, shall require the prior written consent of the Master Declaration Declarant and the Fee Owner (if different from the Master Declaration Declarant).

9.4 **Assignments of Declarant's Rights and Duties.** Any or all of the rights, powers and reservations of Declarant herein may be assigned in accordance with the provisions of Section 3.4A.

9.5 **Rights of Master Declaration Declarant (and the Fee Owner, if different from the Master Declaration Declarant).** The Master Declaration Declarant (and the Fee Owner, if different from the Master Declaration Declarant) shall have the right to receive copies of all notices and communications from the Association to the Voting Members or the Class B Members, including copies

of all proposed and final budgets, financial statements and such additional information as Master Declaration Declarant (and the Fee Owner, if different from the Master Declaration Declarant) may from to time request, and to designate a representative to attend and audit any meetings of the Voting Members and the Board. In addition, the Fee Owner and the Master Declaration Declarant shall have the right, but not the obligation (except and to the extent either is acting as or has become a Class A Member), (i) to exercise all of the rights of the Class A Member, and the Association, (ii) to enforce all of the obligations of the Class B Members if in Master Declaration Declarant's or Fee Owner's reasonable determination, the then Class A Member is not adequately maintaining the Common Areas in accordance with this Declaration, (iii) to collect all Association Costs incurred in connection therewith from the Class B Members in accordance with this Declaration, and (iv) to the extent any Class B Members have not paid their respective Member's Proportionate Share of Association Costs in accordance with this Declaration, such rights shall include the right to lien, and foreclose such lien, against such Class B Member's leasehold estate.

9.6 **Successors and Assigns.** Each of the conditions, covenants, restrictions, reservations and standards set forth herein, shall continue and be binding upon the Subtenants and Occupants of the Property and upon their respective successors and assigns and all Persons claiming by, through or under them.

9.7 **Severability.** If any clause, phrase, sentence, condition or other portion of this Declaration shall be or become invalid, null or void for any reason or shall be held by any court of competent jurisdiction to be so, the remaining portion of the Declaration shall not be affected thereby, and such remaining portions shall remain in full force and effect.

9.8 **Enforcement.** The conditions, covenants, restrictions, reservations and standards herein set forth shall operate as covenants running with the land regardless of whom may be the record title holder or holders of the Property, or any part thereof, and shall be enforceable by any Subtenant, the Declarant, the Association, and the ground lessor under the Applicable Ground Lease (or the Fee Owner if there is no Applicable Ground Lease), as the case may be, by proper proceeding, either in equity or at law, and the Persons entitled thereto shall have the right to sue for and obtain an injunction prohibitive or mandatory to prevent the breach of the enforcement or observance of the conditions, covenants, restrictions, reservations and standards herein set forth and the failure of any Subtenant, the Declarant, the Association, or the ground lessor under the Applicable Ground Lease (or the Fee Owner if there is no Applicable Ground Lease), as the case may be, to enforce any of the restrictions herein set forth at any time shall be in no event be deemed to be a waiver of the right of enforcement thereafter at any time. If the Association determines that a Class B Member is not maintaining a Subleased Parcel in accordance with the requirement of this Declaration, the Association may so notify such Class B Member in writing, setting forth the specific condition or circumstances determined to be objectionable. Such Class B Member shall have a period of 30 days from the date of such notice to remedy the non-conforming condition or, if the nature of the non-conforming condition is such that it cannot be remedied within 30 days, such Class B Member shall have a reasonable amount of time to remedy the condition so long as such Class B Member promptly commences and diligently pursues such remedy to completion. If such Class B Member fails to remedy such non-conforming condition within the foregoing time period or periods, the Association shall have the right (but not the obligation) to enter upon the Subleased Parcel for the purpose of remedying the non-conforming condition, using whatever means the Association may deem necessary, including maintaining, restoring or repairing any Landscaping and planted materials to conform to the original design therefor or otherwise to eliminate such non-conforming condition. All actual, out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by reason thereof, plus a charge determined by the Board but not in excess of 25% for overhead and supervision, shall be paid on demand by such Class B Member to the Association. Until paid, the unpaid portion of all such costs incurred, including the charge determined by the Board as an overhead and supervision charge, shall

accrue interest from the date of demand for payment thereof at a rate determined by the Board but not in excess of 15% per annum (compounded annually) and shall be a lien upon the Subleased Parcel enforceable in accordance with the provisions hereof.

9.9 **Certifications.** Within fifteen (15) days following the request from any Subtenant, Occupant or Mortgagee, the Declarant or the Association, as the case may be, shall certify in writing whether any amounts are then due and owing pursuant to this Declaration with respect to the Subleased Parcel or any such Subtenant.

9.10 **Notices.** Any notice required or desired to be given under this Declaration shall be in writing and shall be deemed to have been properly served when personally delivered or upon deposit in the United States Mail, certified, return receipt requested, postage prepaid and properly addressed, if to a Class A Member or a Subtenant, at its last mailing address registered with Association and if to the Association, at the address to which assessments are mailed. Prior to creation of the Association, notices to the Declarant shall be deemed to have been properly served when personally delivered or upon deposit in the United States Mail, certified, return receipt requested, postage prepaid and properly addressed to the Declarant, c/o FCL Builders, Inc., 1150 Spring Lake Drive, Itasca, Illinois 60143. Notices to the Master Declaration Declarant and the Fee Owner shall be deemed to have been properly served when personally delivered or upon deposit in the United States Mail, certified, return receipt requested, postage prepaid, and addressed c/o Techny Land Development Office, P.O. Box 6038, Techny, Illinois 60082, Attn: Chairman, Techny Land Committee (mail notices), or 1985 Waukegan Road, Northbrook, Illinois 60082, Attn: Chairman, Techny Land Committee (delivered notices).

9.11 **Governing Law.** This Declaration shall be interpreted, applied and enforced in accordance with the laws of the State of Illinois.

9.12 **Captions.** The captions contained in this Declaration are for convenience of reference only and in no way define, describe or limit the scope or intent of this Declaration or any of the provisions thereof.

9.13 **Grammatical Changes.** Wherever appropriate in this Declaration, the singular shall include the plural and the plural the singular.

9.14 **Not a Public Dedication.** Except for permissible dedications made in accordance with the express provisions hereof, nothing herein contained shall be deemed to be a gift or dedication of any portion of the Property to the general public or for any public purposes whatsoever, it being the intention of the Declarant that this Declaration shall be strictly limited to and for the purposes herein expressed.

9.15 **Perpetuities and Other Invalidity.** If any of the options, privileges, covenants or rights created by this Declaration would otherwise be unlawful or void for violation of the rule against perpetuities or some analogous statutory provision, or any other statutory or common law rule imposing time limits, then such provision shall continue only until the expiration of twenty-one (21) years after the death of the survivor of the now living lawful descendants of George W. Bush, President of the United States as of the date hereof.

9.16 **Not a Partnership.** The provisions of this Declaration are not intended to create, nor shall they be in any way interpreted or construed to create, a joint venture, partnership, or any other similar relationship between the Subtenants and Declarant or any of them.

9.17 **Third Party Beneficiary Rights.** This Declaration is not intended to create, nor shall it be in any way interpreted or construed to create, any third party beneficiary rights in any person not a party hereto unless otherwise specifically provided herein.

9.18 **Inspection.** The Board of Directors may from time to time at any reasonable hour or hours, and after not less than 24 hours (except in the case of an emergency) notice to a Subtenant, enter and inspect any portion of the Property.

9.19 **Attorneys' Fees.** In any legal or equitable proceeding for the enforcement of this Declaration or to restrain any violation of this Declaration or any provision hereof, the prevailing party shall, in addition to all other costs, be entitled to reasonable attorneys' fees. All remedies provided herein or at law or in equity shall be cumulative and not exclusive.

9.20 **Failure to Enforce Not a Waiver of Rights.** The failure of Declarant, the Association or any Subtenant to enforce any restriction herein contained shall in no event be deemed to be a waiver of the right to do so thereafter or of the right to enforce any other restriction.

9.21 **Interpretation.** For purposes of the interpretation of this Declaration: "including" shall mean "therein" shall also mean "thereon" and "thereunder;" the single shall include the plural when appropriate to the context; and the masculine, feminine and neuter genders shall be interchangeable when appropriate to the context. This Declaration shall be interpreted in accordance with the laws of the State of Illinois.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Declaration as of the date first written above.

DECLARANT:

FCL FOUNDERS DRIVE, LLC, an Illinois limited liability company

By: Four Columns, Ltd., an Illinois corporation, its Manager

By: [signature]
Name: Robert L. Stovall
Its: Authorized Officer

STATE OF ILLINOIS)
) SS
COUNTY OF COOK)

I, the undersigned, a Notary Public in and for the County and State aforesaid, do hereby certify that Robert L. Stovall, personally known to me to be the Authorized Officer of Four Columns, Ltd., the Manager of FCL Founders Drive LLC, an Illinois limited liability company, appeared before me this day in person and acknowledged that he signed and delivered said instrument as such Authorized Officer, pursuant to due authority, as his free and voluntary act, and as the free and voluntary act and deed of said company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 31st day of August, 2006.

Janice Lee Glonek
NOTARY PUBLIC

My commission expires: ____________

"OFFICIAL SEAL"
Janice Lee Glonek
Notary Public, State of Illinois
My Commission Exp. 07/28/2009

The undersigned hereby consents to the execution and recordation of this Declaration.

(See reverse side for the Exculpatory Provision of Chicago Title Land Trust Company)

CHICAGO TITLE LAND TRUST COMPANY CORPORATE SEAL CHICAGO, ILLINOIS

CHICAGO TITLE LAND TRUST COMPANY, not personally, but solely as Trustee under Trust No. 1114332

By: [signature]
Name: Harriet Denisewicz
Its: Trust Officer

ATTESTATION NOT REQUIRED PURSUANT TO CORPORATE BYLAWS

Attest: ______________________
Name: ______________________
Title: ______________________

ACKNOWLEDGMENT

STATE OF ILLINOIS)
) SS.
COUNTY OF COOK)

Harriet Denisewicz, the Trust/ Officer ~~President~~ of **CHICAGO TITLE LAND TRUST COMPANY**, not personally, but solely as trustee under Trust Agreement dated May 31, 2006, and known as Trust No. 1114332, ~~and~~ ______________________, ~~the~~ ______________ ~~Secretary of the Bank~~, who are personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Trust/ Officer ~~President and~~ __________ ~~Secretary respectively~~, appeared before me this day in person and acknowledged that they signed and delivered said instrument as their own free and voluntary act and as the free and voluntary act of said Bank, as Trustee as aforesaid, for the uses and purposes therein set forth; and said Trust/ Officer ~~Secretary~~ then and there acknowledged that s he, as custodian of the corporate seal of said Bank, did affix the corporate seal of said Bank to said instrument as her own free and voluntary act and as the free and voluntary act of said Bank, as Trustee as aforesaid, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal, this 31 day of August, 2006.

"OFFICIAL SEAL"
SHEILA DAVENPORT
NOTARY PUBLIC STATE OF ILLINOIS
My Commission Expires 10/21/2007

[signature]
NOTARY PUBLIC

My commission expires: 10/21/2007

The undersigned hereby consents to the execution and recordation of this Declaration.
(See reverse side for the Exculpatory Provision of Chicago Title Land Trust Company)

CORPORATE SEAL — CHICAGO TITLE LAND TRUST COMPANY — CHICAGO, ILLINOIS

CHICAGO TITLE LAND TRUST COMPANY, not personally, but solely as Trustee under Trust No. 1114333

By: [signature]
Name: Harriet Denisewicz
Its: Trust Officer

ATTESTATION NOT REQUIRED
PURSUANT TO CORPORATE BYLAWS

Attest: ________________
Name: ________________
Title: ________________

ACKNOWLEDGMENT

STATE OF ILLINOIS)
) SS.
COUNTY OF COOK)

Harriet Denisewicz, the Trust/Officer ~~President~~ of **CHICAGO TITLE LAND TRUST COMPANY**, not personally, but solely as trustee under Trust Agreement dated May 31, 2006, and known as Trust No. 1114333, ~~and~~ ________, ~~the~~ ________ ~~Secretary of the Bank~~, who are personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Trust/Officer ~~President and~~ ________ ~~Secretary~~ respectively, appeared before me this day in person and acknowledged that they signed and delivered said instrument as their own free and voluntary act and as the free and voluntary act of said Bank, as Trustee as aforesaid, for the uses and purposes therein set forth; and said Trust/Officer ~~Secretary~~ then and there acknowledged that s he, as custodian of the corporate seal of said Bank, did affix the corporate seal of said Bank to said instrument as h er own free and voluntary act and as the free and voluntary act of said Bank, as Trustee as aforesaid, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal, this 31 day of August, 2006.

"OFFICIAL SEAL"
SHEILA DAVENPORT
NOTARY PUBLIC STATE OF ILLINOIS
My Commission Expires 10/21/2007

[signature]
NOTARY PUBLIC

My commission expires: 10/21/2007

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

LEGAL DESCRIPTION OF LAND (HOTEL)

THAT PART OF LOT SE-1B IN TECHNY PARCEL SE-1, BEING A SUBDIVISION OF PART OF THE SOUTHWEST QUARTER OF SECTION 14, AND PART OF THE NORTHWEST QUARTER OF SECTION 23, AND PART OF THE NORTHEAST QUARTER OF SECTION 23, ALL IN TOWNSHIP 42 NORTH, RANGE 12 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO PLAT THEREOF RECORDED DECEMBER 22, 2000, AS DOCUMENT NO. 0001007540, DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHWEST CORNER OF SAID LOT SE-1B; THENCE NORTHERLY ALONG THE WEST LINE OF SAID LOT SE-1B THE FOLLOWING TWO (2) COURSES AND DISTANCES: 1) NORTH 12 DEGREES 07 MINUTES 24 SECONDS EAST 376.79 FEET; 2) NORTH 36 DEGREES 57 MINUTES 13 SECONDS EAST 67.13 FEET FOR THE PLACE OF BEGINNING; THENCE CONTINUING NORTHERLY ALONG THE WEST LINE OF SAID LOT SE-1B THE FOLLOWING SEVEN (7) COURSES AND DISTANCES: 1) NORTH 36 DEGREES 57 MINUTES 13 SECONDS EAST 214.90 FEET; 2) NORTH 01 DEGREES 05 MINUTES 24 SECONDS WEST 173.10 FEET; 3) NORTH 29 DEGREES 13 MINUTES 03 SECONDS WEST 115.60 FEET; 4) NORTH 82 DEGREES 11 MINUTES 33 SECONDS WEST 132.97 FEET; 5) NORTH 00 DEGREES 24 MINUTES 56 SECONDS WEST 131.03 FEET; 6) NORTH 81 DEGREES 48 MINUTES 23 SECONDS EAST 126.59 FEET; 7) NORTH 43 DEGREES 14 MINUTES 15 SECONDS EAST 125.09 FEET; THENCE SOUTH 46 DEGREES 45 MINUTES 45 SECONDS EAST 48.96 FEET; THENCE SOUTH 88 DEGREES 41 MINUTES 55 SECONDS EAST 381.50 FEET TO THE EAST LINE OF SAID LOT SE-1B, SAID EAST LINE ALSO BEING THE WEST LINE OF HERETOFORE DEDICATED FOUNDERS DRIVE; THENCE SOUTH ALONG THE EAST LINE OF SAID LOT SE-1B THE FOLLOWING FOUR (4) COURSES AND DISTANCES: 1) SOUTH 01 DEGREES 18 MINUTES 05 SECONDS WEST 69.16 FEET TO A POINT OF CURVATURE; 2) ALONG AN ARC OF A CURVE CONCAVE TO THE WEST, HAVING A RADIUS OF 1000.00 FEET, HAVING A CHORD BEARING OF SOUTH 08 DEGREES 53 MINUTES 18 SECONDS WEST, 264.83 FEET TO A POINT OF REVERSE CURVATURE; 3) ALONG AN ARC OF A CURVE CONCAVE TO THE EAST, HAVING A RADIUS OF 1100.00 FEET, HAVING A CHORD BEARING OF SOUTH 08 DEGREES 53 MINUTES 18 SECONDS WEST, 291.31 FEET TO A POINT OF TANGENCY; 4) SOUTH 01 DEGREES 18 MINUTES 06 SECONDS WEST 90.67 FEET; THENCE WESTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE NORTHWEST AND NONTANGENT TO THE LAST DESCRIBED LINE, HAVING A RADIUS OF 55.00 FEET, HAVING A CHORD BEARING OF SOUTH 55 DEGREES 23 MINUTES 08 SECONDS WEST, 58.96 FEET; THENCE NORTH 89 DEGREES 08 MINUTES 08 SECONDS WEST ALONG A LINE NONTANGENT TO THE LAST DESCRIBED CURVE 29.87 FEET; THENCE NORTH 01 DEGREES 48 MINUTES 23 SECONDS EAST, 164.64 FEET; THENCE NORTHERLY ALONG AN ARC OF A CURVE CONCAVE TO THE EAST AND NONTANGENT TO THE LAST DESCRIBED LINE, HAVING A RADIUS OF 1176.00 FEET, HAVING A CHORD BEARING OF NORTH 08 DEGREES 05 MINUTES 03 SECONDS EAST, 201.60 FEET; THENCE NORTH 75 DEGREES 23 MINUTES 26 SECONDS WEST ALONG A LINE NONTANGENT TO THE LAST DESCRIBED CURVE 113.38 FEET TO A POINT CURVATURE; THENCE WESTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE SOUTH, HAVING A RADIUS OF 459.00 FEET, HAVING A CHORD BEARING OF NORTH 79 DEGREES 37 MINUTES 12 SECONDS WEST, 67.77 FEET; THENCE SOUTH 77 DEGREES 19 MINUTES 10 SECONDS WEST ALONG A LINE NONTANGENT TO THE LAST DESCRIBED CURVE 37.13 FEET; THENCE SOUTH 88 DEGREES 54 MINUTES 36 SECONDS WEST 20.00 FEET; THENCE SOUTH 01 DEGREES 05 MINUTES 24 SECONDS EAST 9.00 FEET; THENCE SOUTH 88 DEGREES 54 MINUTES 36 SECONDS WEST 20.00 FEET; THENCE NORTH 87 DEGREES 30 MINUTES 44

SECONDS WEST 24.05 FEET; THENCE SOUTH 88 DEGREES 54 MINUTES 36 SECONDS WEST 20.00 FEET; THENCE SOUTH 01 DEGREES 05 MINUTES 24 SECONDS EAST ALONG A LINE 10.00 FEET EAST OF AND PARALLEL WITH THE WEST LINE OF SAID LOT SE-1B, A DISTANCE OF 141.66 FEET; THENCE SOUTH 36 DEGREES 57 MINUTES 13 SECONDS WEST ALONG A LINE 10.00 FEET EAST OF AND PARALLEL WITH SAID WEST LINE OF SAID LOT SE-1B, A DISTANCE OF 218.35 FEET; THENCE NORTH 53 DEGREES 02 MINUTES 47 SECONDS WEST 10.00 FEET TO THE PLACE OF BEGINNING, IN COOK, ILLINOIS.

PIN: 04-23-107-002-0000 (portion only)

Common Address: 5.018± Acre Tract of Vacant Land lying to the west of Founders Drive and North of Willow Road

LEGAL DESCRIPTION OF LAND (RETAIL)

THAT PART OF LOT SE-1B IN TECHNY PARCEL SE-1, BEING A SUBDIVISION OF PART OF THE SOUTHWEST QUARTER OF SECTION 14, AND PART OF THE NORTHWEST QUARTER OF SECTION 23, AND PART OF THE NORTHEAST QUARTER OF SECTION 23, ALL IN TOWNSHIP 42 NORTH, RANGE 12 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO PLAT THEREOF RECORDED DECEMBER 22, 2000, AS DOCUMENT NO. 0001007540, DESCRIBED AS FOLLOWS: BEGINNING AT THE SOUTHWEST CORNER OF SAID LOT SE-1B; THENCE NORTHERLY ALONG THE WEST LINE OF SAID LOT SE-1B THE FOLLOWING EIGHT (8) COURSES AND DISTANCES: 1) NORTH 12 DEGREES 07 MINUTES 24 SECONDS EAST 376.79 FEET; 2) NORTH 36 DEGREES 57 MINUTES 13 SECONDS EAST 282.03 FEET; 3) NORTH 01 DEGREES 05 MINUTES 24 SECONDS WEST 173.10 FEET; 4) NORTH 29 DEGREES 13 MINUTES 03 SECONDS WEST 115.60 FEET; 5) NORTH 82 DEGREES 11 MINUTES 33 SECONDS WEST 132.97 FEET; 6) NORTH 00 DEGREES 24 MINUTES 56 SECONDS WEST 131.03 FEET; 7) NORTH 81 DEGREES 48 MINUTES 23 SECONDS EAST 126.59 FEET; 8) NORTH 43 DEGREES 14 MINUTES 15 SECONDS EAST 125.09 FEET; THENCE SOUTH 46 DEGREES 45 MINUTES 45 SECONDS EAST 48.96 FEET; THENCE SOUTH 88 DEGREES 41 MINUTES 55 SECONDS EAST 381.50 FEET TO THE EAST LINE OF SAID LOT SE-1B, SAID EAST LINE ALSO BEING THE WEST LINE OF HERETOFORE DEDICATED FOUNDERS DRIVE; THENCE SOUTH ALONG THE EAST LINE OF SAID LOT SE-1B THE FOLLOWING FIVE (5) COURSES AND DISTANCES: 1) SOUTH 01 DEGREES 18 MINUTES 05 SECONDS WEST 69.16 FEET TO A POINT OF CURVATURE; 2) ALONG AN ARC OF A CURVE CONCAVE TO THE WEST, HAVING A RADIUS OF 1000.00 FEET, HAVING A CHORD BEARING OF SOUTH 08 DEGREES 53 MINUTES 18 SECONDS WEST, 264.83 FEET TO A POINT OF REVERSE CURVATURE; 3) ALONG AN ARC OF A CURVE CONCAVE TO THE EAST, HAVING A RADIUS OF 1100.00 FEET, HAVING A CHORD BEARING OF SOUTH 08 DEGREES 53 MINUTES 18 SECONDS WEST, 291.31 FEET TO A POINT OF TANGENCY; 4) SOUTH 01 DEGREES 18 MINUTES 06 SECONDS WEST 434.18 FEET; 5) SOUTH 45 DEGREES 00 MINUTES 00 SECONDS WEST 63.69 FEET TO THE SOUTH LINE OF SAID LOT SE-1B; THENCE NORTH 88 DEGREES 41 MINUTES 55 SECONDS WEST ALONG SAID SOUTH LINE 542.33 FEET TO THE PLACE OF BEGINNING;

EXCEPTING THEREFROM THAT PART DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF SAID LOT SE-1B; THENCE NORTHERLY ALONG THE WEST LINE OF SAID LOT SE-1B THE FOLLOWING TWO (2) COURSES AND DISTANCES: 1) NORTH 12 DEGREES 07 MINUTES 24 SECONDS EAST 376.79 FEET; 2) NORTH 36 DEGREES 57 MINUTES 13 SECONDS EAST 67.13 FEET FOR THE PLACE OF BEGINNING; THENCE CONTINUING NORTHERLY ALONG THE WEST LINE OF SAID LOT SE-1B THE FOLLOWING SEVEN (7) COURSES AND DISTANCES: 1) NORTH 36 DEGREES 57 MINUTES 13 SECONDS EAST 214.90 FEET; 2) NORTH 01 DEGREES 05 MINUTES 24 SECONDS WEST 173.10 FEET; 3) NORTH 29 DEGREES 13 MINUTES 03 SECONDS WEST 115.60 FEET; 4) NORTH 82 DEGREES 11 MINUTES 33 SECONDS WEST 132.97 FEET; 5) NORTH 00 DEGREES 24 MINUTES 56 SECONDS WEST 131.03 FEET; 6) NORTH 81 DEGREES 48 MINUTES 23 SECONDS EAST 126.59 FEET; 7) NORTH 43 DEGREES 14 MINUTES 15 SECONDS EAST 125.09 FEET; THENCE SOUTH 46 DEGREES 45 MINUTES 45 SECONDS EAST 48.96 FEET; THENCE SOUTH 88 DEGREES 41 MINUTES 55 SECONDS EAST 381.50 FEET TO THE EAST LINE OF SAID LOT SE-1B, SAID EAST LINE ALSO BEING THE WEST LINE OF HERETOFORE DEDICATED FOUNDERS DRIVE; THENCE SOUTH ALONG THE EAST LINE OF SAID LOT SE-1B THE FOLLOWING FOUR (4) COURSES AND DISTANCES: 1) SOUTH 01 DEGREES 18 MINUTES 05 SECONDS WEST 69.16 FEET TO A POINT OF CURVATURE; 2) ALONG AN ARC OF A CURVE CONCAVE TO THE WEST, HAVING A RADIUS OF 1000.00 FEET, HAVING A CHORD BEARING

OF SOUTH 08 DEGREES 53 MINUTES 18 SECONDS WEST, 264.83 FEET TO A POINT OF REVERSE CURVATURE; 3) ALONG AN ARC OF A CURVE CONCAVE TO THE EAST, HAVING A RADIUS OF 1100.00 FEET, HAVING A CHORD BEARING OF SOUTH 08 DEGREES 53 MINUTES 18 SECONDS WEST, 291.31 FEET TO A POINT OF TANGENCY; 4) SOUTH 01 DEGREES 18 MINUTES 06 SECONDS WEST 90.67 FEET; THENCE WESTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE NORTHWEST AND NONTANGENT TO THE LAST DESCRIBED LINE, HAVING A RADIUS OF 55.00 FEET, HAVING A CHORD BEARING OF SOUTH 55 DEGREES 23 MINUTES 08 SECONDS WEST, 58.96 FEET; THENCE NORTH 89 DEGREES 08 MINUTES 08 SECONDS WEST ALONG A LINE NONTANGENT TO THE LAST DESCRIBED CURVE 29.87 FEET; THENCE NORTH 01 DEGREES 48 MINUTES 23 SECONDS EAST, 164.64 FEET; THENCE NORTHERLY ALONG AN ARC OF A CURVE CONCAVE TO THE EAST AND NONTANGENT TO THE LAST DESCRIBED LINE, HAVING A RADIUS OF 1176.00 FEET, HAVING A CHORD BEARING OF NORTH 08 DEGREES 05 MINUTES 03 SECONDS EAST, 201.60 FEET; THENCE NORTH 75 DEGREES 23 MINUTES 26 SECONDS WEST ALONG A LINE NONTANGENT TO THE LAST DESCRIBED CURVE 113.38 FEET TO A POINT CURVATURE; THENCE WESTERLY ALONG AN ARC OF A CURVE CONCAVE TO THE SOUTH, HAVING A RADIUS OF 459.00 FEET, HAVING A CHORD BEARING OF NORTH 79 DEGREES 37 MINUTES 12 SECONDS WEST, 67.77 FEET; THENCE SOUTH 77 DEGREES 19 MINUTES 10 SECONDS WEST ALONG A LINE NONTANGENT TO THE LAST DESCRIBED CURVE 37.13 FEET; THENCE SOUTH 88 DEGREES 54 MINUTES 36 SECONDS WEST 20.00 FEET; THENCE SOUTH 01 DEGREES 05 MINUTES 24 SECONDS EAST 9.00 FEET; THENCE SOUTH 88 DEGREES 54 MINUTES 36 SECONDS WEST 20.00 FEET; THENCE NORTH 87 DEGREES 30 MINUTES 44 SECONDS WEST 24.05 FEET; THENCE SOUTH 88 DEGREES 54 MINUTES 36 SECONDS WEST 20.00 FEET; THENCE SOUTH 01 DEGREES 05 MINUTES 24 SECONDS EAST ALONG A LINE 10.00 FEET EAST OF AND PARALLEL WITH THE WEST LINE OF SAID LOT SE-1B, A DISTANCE OF 141.66 FEET; THENCE SOUTH 36 DEGREES 57 MINUTES 13 SECONDS WEST ALONG A LINE 10.00 FEET EAST OF AND PARALLEL WITH SAID WEST LINE OF SAID LOT SE-1B, A DISTANCE OF 218.35 FEET; THENCE NORTH 53 DEGREES 02 MINUTES 47 SECONDS WEST 10.00 FEET TO THE PLACE OF BEGINNING;

ALSO EXCEPTING THEREFROM THAT REAL ESTATE HERETOFORE CONVEYED TO THE ILLINOIS DEPARTMENT OF TRANSPORTATION FOR PUBLIC ROADWAY PURPOSES PER WARRANTY DEED RECORDED OCTOBER 14, 2004 AS DOCUMENT NUMBER 0428849047 DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID LOT SE-1B; THENCE NORTH 12 DEGREES 07 MINUTES 24 SECONDS EAST ALONG THE WEST LINE OF SAID LOT SE-1B, A DISTANCE OF 20.36 FEET; THENCE SOUTH 88 DEGREES 41 MINUTES 55 SECONDS EAST ALONG A LINE, A DISTANCE OF 20 FEET NORTH OF AND PARALLEL WITH THE SOUTH LINE OF SAID LOT SE-1B, A DISTANCE OF 557.61 FEET TO THE EAST LINE OF SAID LOT SE-1B; THENCE SOUTH 45 DEGREES 00 MINUTES 00 SECONDS WEST ALONG SAID EAST LINE, A DISTANCE OF 27.66 FEET TO THE SOUTH LINE OF SAID LOT SE-1B; THENCE NORTH 88 DEGREES 41 MINUTES 55 SECONDS WEST ALONG SAID SOUTH LINE OF LOT SE-1B, ALSO BEING THE NORTH LINE OF WILLOW ROAD (100 FEET WIDE) A DISTANCE OF 542.33 FEET TO THE PLACE OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS.

PIN: 04-23-107-002-0000 (portion only)

Common Address: 7.133± Acre Tract of Vacant Land lying to the west of Founders Drive and immediately North of Willow Road.

EXHIBIT A-1

DEPICTION OF PROPERTY


FOUNDERS DRIVE

EXHIBIT B

MEMBER'S PROPORTIONATE SHARE

MEMBER	MEMBER'S PROPORTIONATE SHARE
Pinstripes (Portion of Parcel SE-1B-3)	49%
Declarant* (Remainder of Parcel SE-1B-3 and all of Parcel SE-1B-2)	51%
TOTAL	100%

* Declarant, or the Class A Member to whom Declarant has transferred its interest pursuant to Section 3.4A, as applicable, shall have the right to allocate all or part of the 51%, as determined in Declarant's, or the Class A Member to whom Declarant has transferred its interest pursuant to Section 3.4A, as applicable, sole discretion, to any future Subtenant of the Property.